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                                                                    Exhibit 99.1

          TERAYON CREATES GROUND-BREAKING OPPORTUNITIES FOR ADVERTISERS
    TO TARGET LOCAL AUDIENCES THROUGH HIGH DEFINITION TELEVISION PROGRAMMING

     POWERS INDUSTRY'S FIRST HD ADVERTISING INSERTION FOR COX COMMUNICATIONS

Santa Clara, Calif. - June 22, 2004-- Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband access, delivery and management platforms, today announced that its digital video networking platform is enabling Cox Communications, a multi-service broadband communications company with approximately 6.7 million customers, to be the first cable operator to insert local digital advertising into High Definition (HD) programming. As a key component in the seamless integration of local advertising into HD programming, the Terayon DM 6400 CherryPicker(TM) video platform creates new opportunities for advertisers to reach local audiences via cable programming.

     "Inserting local advertising into high-definition digital cable programming provides advertisers with the ability to more closely target their audiences without compromising the quality of delivery," said Jeff Barco, vice president and general manager, Digital Video Solutions Group, Terayon. "By providing cable operators with a flexible means of managing multiple streams of standard and high definition data simultaneously, Terayon is enabling the next-generation of advertising--targeted, localized and in HD."

     Cox's new Terayon-powered service enables advertisers to seamlessly splice ads into HD programming. Terayon's platform allows ads to be repurposed for HD insertion on-the-fly by integrating them with digital and HD network signals, while maintaining master video and audio quality. Cox's initial foray into local HD ad insertion is in the Rhode Island market with ESPN HD programming. Cox will extend HD ad insertion to additional markets this year as the company gains HD subscriber penetration, and as advertising demand increases.

     "The ability to insert ads directly into HD programming provides a unique opportunity to advertisers who want to embrace the growing HDTV audience," said Guy McCormick, vice president, technical operations, Cox Media. "This advancement in digital ad delivery creates an opportunity to reach a whole new audience of discriminating consumers who want HD quality."



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TERAYON DM 6400 CHERRYPICKER:  A FUTURE-PROOF VIDEO PLATFORM

     Providing the ultimate in choice and control, the Terayon DM 6400 CherryPicker is an MPEG-2 digital stream management system that introduces the next generation of broadband services to your network. This powerful video platform handles both standard definition (SD) and high definition (HD) video streams with a wide range of interfaces. The Terayon DM 6400 CherryPicker is designed to support future network topologies and is software upgradeable to enable future applications, as they become a reality.

ABOUT TERAYON

     Terayon Communication Systems, Inc. provides broadband access, delivery and management solutions for broadband providers who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.


                                     # # #

"SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the performance and capabilities of the DM 6400 CherryPicker; the ability for operators to use Terayon's products in providing commercial services; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.